FOR IMMEDIATE RELEASE

                COMPANY CONTACTS:                                 John A. Spears
                                                                 President & CEO
                                                                    Dennis Genge
                                                         Chief Financial Officer
                                                                   NOVAVAX, INC.
                                                                    301-854-3900

FINANCIAL COMMUNICATIONS CONTACT:                                   Olga Fleming
                                                                  Vice President
                                                       WEBER SHANDWICK WORLDWIDE
                                                                    646-658-8000

          NOVAVAX ANNOUNCES 2000 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS


COLUMBIA, MD, MARCH 12, 2001 - NOVAVAX, INC. (AMEX: NOX) today announced financial results for the fourth quarter and year ended December 31, 2000.

The net loss for the fourth quarter of 2000 was $5.0 million or $(0.25) per share versus a net loss of $972,000 or $(0.07) per share reported for the same period in 1999. The net loss for the year ended December 31, 2000 was $12.2 million or $(0.64) per share, compared to a net loss of $4.5 million or $(0.31) per share for 1999. Revenue for the fourth quarter of 2000 was $807,000 versus $710, 000 for the same period in 1999. Revenues of $2.5 million were recognized during the year ended December 31, 2000, compared to $1.2 million in 1999. Revenue in 2000 included $750,000 from a license agreement entered into in October 1999 with Parkedale Pharmaceuticals, Inc., a wholly owned subsidiary of King Pharmaceuticals, Inc. The license agreement included a non-refundable license payment of $1.0 million. Novavax recognized revenue of $250,000 under this agreement in the fourth quarter of 1999 as well as in each of the first three quarters of 2000. In addition, revenues of $1.4 million and $370,000 were recognized in 2000 and 1999, respectively, under contracts with the National Institutes of Health (NIH) and other government agencies.

General and administrative expenses were $3.1 million for the fourth quarter of 2000 and $5.9 million for the year ended December 31, 2000, compared to $587,000 for the fourth quarter of 1999 and $2.4 million for the year ended December 31, 1999. The 145% increase for the year 2000 was due primarily to costs incurred during the year for financing and acquisition activities and the hiring of additional senior management and personnel throughout the year to support the company's growth. Research and development expenses were $2.8 million in the fourth quarter of 2000 and $9.4 million for the year ended December 31, 2000, compared to $1.1 million for the fourth quarter of 1999 and $3.4 million for the year 1999. This 176% increase, in research and development expenses for the year is primarily due to costs associated with the company's clinical trials and manufacturing process validation activities related to Novavax's ESTRASORB(TM) product, which recently completed Phase III clinical trials. Additionally, increases in 2000 reflect the effects of a full year of expenses incurred by the company's vaccine development and manufacturing area, which was acquired in 1999. Novavax expects costs related to its clinical trials, manufacturing process validation and vaccine programs to continue to increase during 2001.

                                    - MORE -

NOVAVAX ANNOUNCES 2000 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS
PAGE 2

John A. Spears, President and Chief Executive Officer of Novavax, stated, "Novavax made significant progress in 2000 on its goal to become a specialty pharmaceutical company focused on women's health. As a result of our team's innovation, collaboration and dedication, Novavax enters 2001 armed with a well-established national sales force, pharmaceutical products on the market and a deep pipeline of promising proprietary products.

"We began 2000 with an aggressive corporate agenda and made significant progress on all initiatives. Foremost, we completed our Phase III trial of ESTRASORB(TM), which may become the first transdermal lotion for estrogen replacement therapy
(ERT) on the market. Committed to realizing ESTRASORB's potential, in December 2000, we acquired Fielding Pharmaceuticals and its sales force, which is focused solely on women's health. This privately held company has over 40 years of experience in marketing and distributing women's healthcare products nationally to obstetricians and gynecologists. Subsequent to our acquisition of Fielding, Novavax signed a co-promotion agreement with King Pharmaceuticals for ESTRASORB and Nordette, King's proprietary line of birth control pills already on the market. Novavax also acquired King's AVC(TM) cream and suppositories, for the treatment of vaginal bacterial infections. In addition to our co-promotion agreement, King made a $25 million convertible note investment in our company. We received $20 million of this investment in December. We also granted King an exclusive license to use our proprietary cell line to develop and potentially commercialize recombinant human papillomavirus (HPV) virus-like particle (VLP) vaccines.

"The Fielding acquisition and partnership with King strengthen and support our corporate focus, each adding significant value to our efforts as we potentially prepare to market what we believe to be a unique and revolutionary product. With our infrastructure for commercialization of products in place, we believe we are well poised to compete in the $1.5 billion estrogen replacement therapy market with our lead product, ESTRASORB."

Spears concluded, "Looking forward, our objective for 2001 is to meet the milestones necessary to emerge as a major force in the field of women's healthcare. Combining our product sales, contract revenues from our vaccine efforts and partner collaborations, we anticipate revenues to exceed $20 million in 2001. The significant accomplishments we made in 2000 serve as a strong foundation for the aggressive corporate agenda we have set for the coming year."

Novavax, Inc. is a specialty biopharmaceutical company engaged in the research, development and commercialization of proprietary products focused on women's health and infectious diseases. The Company sells, markets, and distributes a line of ethical pharmaceuticals and pre-natal vitamins through its 60-member specialty sales force calling on obstetricians and gynecologists throughout the U.S. Products include Nestabs(R), a line of prescription pre-natal vitamins and Gynodiol(R), an oral form of estrogen replacement therapy. The Company's principal technology platform involves the use of proprietary, microscopic, organized, non-phospholipid structures as vehicles for the delivery of a wide variety of drugs and other therapeutic products. These include certain hormones, anti-bacterial, and anti-viral products and vaccine adjuvants. Novavax has several product candidates in pre-clinical and human clinical trials, including ESTRASORB(TM), a transdermal lotion for estrogen replacement therapy which recently completed Phase III testing, and ANDROSORB(R), a transdermal testosterone lotion in Phase I/II clinical trials. In addition, Novavax conducts research and development on preventative and therapeutic vaccines for a variety of infectious diseases, including human papillomavirus.

Statements made in this press release that state the company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. The company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the company's SEC report on Form 10K for the year ended December 31, 1999 incorporated herein by reference. Statements made herein should be read in conjunction with the company's Form 10K. Copies of these filings may be obtained by contacting the company at 8320 Guilford Road, Columbia, MD 21046 Tel 301-854-3900 or the SEC.


                              - TABLES TO FOLLOW -

NOVAVAX ANNOUNCES 2000 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS
PAGE 3

                         NOVAVAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)


                                                             THREE MONTHS ENDED                        YEAR ENDED
                                                                  DECEMBER 31,                         DECEMBER 31,
                                                             2000             1999               2000               1999
                                                             ----             ----               ----               ----
                                                      (UNAUDITED)      (UNAUDITED)

Revenues                                                  $   807          $   710          $   2,475        $     1,181
                                                    --------------    -------------     --------------    ---------------

Operating expenses:
  General and administrative                                3,094              587              5,839              2,393
  Research and development                                  2,797            1,111              9,358              3,354
                                                    --------------    -------------     --------------    ---------------

Total operating expenses                                    5,891            1,698             15,217              5,747
                                                    --------------    -------------     --------------    ---------------

Loss from operations                                       (5,084)            (988)           (12,742)            (4,566)
Interest income, net                                           97               16                551                 60
                                                    --------------    -------------     --------------    ---------------

Net loss                                                   (4,987)            (972)           (12,191)            (4,506)


Loss applicable to common stockholders                    $ (0.25)        $  (0.07)         $   (0.64)       $     (0.31)
                                                    ==============    =============     ==============    ===============

Weighted average number of common
        shares outstanding (basic and diluted)         19,844,116       14,773,928         19,015,719         14,511,081
                                                    ==============    =============     ==============    ===============

-------------------------------------------------------------------------------------------------


SELECTED BALANCE SHEET DATA                     DECEMBER 31,                       DECEMBER 31,
                                                        2000                               1999
-------------------------------------------------------------------------------------------------
  Total current assets                             $  17,036                            $ 1,143
  Working capital                                     12,331                              (480)
  Total assets                                        56,529                              4,463
  Total stockholders' equity                          26,824                              2,840




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